Exhibit 99.1

Insight Acquisition Corp. Will Commence Trading as a Nasdaq-Listed Company upon the Market Open on Tuesday, May 2, 2023.

New York, New York – April 27, 2023 – Insight Acquisition Corporation (NYSE: INAQ) announced today that it will transfer the listing of its Class A common stock and units from the New York Stock Exchange to the Nasdaq Stock Market (“Nasdaq”) and its warrants from the Over the Counter Market to the Nasdaq Stock Market. Insight Acquisition Corp. will commence trading as a Nasdaq-listed company upon the market open on Tuesday, May 2, 2023. Insight Acquisition Corp.’s Class A common stock will continue trading under the ticker symbol “INAQ” on the Nasdaq Global Market and Insight Acquisition Corp.’s units and warrants will continue trading under the ticker symbols “INAQU” and “INAQW,” respectively, on the Nasdaq Capital Market.

About Insight Acquisition Corp.

Insight Acquisition Corp. is a special purpose acquisition company formed solely to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Insight Acquisition Corp. is sponsored by Insight Acquisition Sponsor LLC. For additional information, please insightacqcorp.com.

Forward-Looking Statements

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our 2022 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Contacts

Insight Acquisition Corp.

Gateway Group

Cody Slach and Georg Venturatos

949-574-3860

INAQ@gatewayir.com